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                                                                  EXHIBIT 23.2.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-4 of Caldera International, Inc. of our report dated February 9, 2001 relating to the financial statements of The Server and Professional Services Groups, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP




San Jose, California

February 19, 2001